Exhibit 99.1
12701 Fair Lakes Circle, Fairfax, VA 22033
703.322.0881 Fax 703.322.0885
www.argonst.com
NEWS RELEASE

For Immediate Release
Argon ST, Inc. Announces Record Breaking Q3 Results
FAIRFAX, VA, August 11, 2005 / Business Wire / — Argon ST, Inc. (NASDAQ: STST), today announced revenues and earnings for its third quarter ended July 3, 2005.
HISTORICAL RESULTS OF OPERATIONS
Revenues for the three months ended July 3, 2005 increased $36,561,000 to $75,611,000 up 94%, compared to $39,050,000 for the prior year quarter. Revenues for the nine months ended July 3, 2005 increased $99,047,000 to $188,073,000 up 111%, compared to $89,026,000 for the prior year period.
Net income for the three months ended July 3, 2005 was $5,855,000 or $0.28 per diluted share, an increase of 71% compared to $3,427,000 or $0.26 per diluted share for the prior year quarter. For the nine months ended July 3, 2005 net income was $15,719,000 or $0.76 per diluted share, an increase of 130% compared to the prior year period of $6,833,000 or $0.51 per diluted share.
Terry Collins, President and CEO of Argon ST stated, “We are very pleased with our third quarter and nine months performance levels. Both periods reflect record sales, profit, and earnings per share. Additionally, strong new orders resulted in record bookings and backlog which lay the foundation for future growth.”
Financial Highlights
■	Revenue for the third quarter increased 94% over the prior year quarter to $75,611,000

■	Revenue for the nine months period increased 111% over the prior year period to $188,073,000

■	Net Income for the third quarter of $5,855,000 or $0.28 per diluted share up 71% from the prior year quarter

■	Net Income for the nine month period of $15,719,000 or $0.76 per diluted share up 130% from the prior year period

■	Funded and unfunded backlog for the third quarter was $268,388,000 an increase of 58% from the prior year third quarter funded and unfunded backlog of $169,420,000

ARGON ST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	July 3, 2005	September 30, 2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,652,000	$29,732,000
Accounts receivable, net	74,096,000	59,716,000
Inventory	1,861,000	1,574,000
Deferred income tax asset	5,155,000	4,822,000
Prepaids and other	1,541,000	1,288,000

TOTAL CURRENT ASSETS	108,305,000	97,132,000

Property, equipment and software, net	15,101,000	13,949,000
Goodwill	107,776,000	107,776,000
Intangibles, net	1,462,000	2,190,000
Other assets	1,163,000	694,000

TOTAL ASSETS	$233,807,000	$221,741,000

LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable and accrued expenses	$26,769,000	$12,727,000
Accrued salaries and related expenses	5,838,000	10,606,000
Deferred revenue	11,342,000	28,336,000
Notes payable – current portion	113,000	226,000
Income taxes payable	1,761,000	5,810,000
Deferred rent	61,000	200,000

TOTAL CURRENT LIABILITIES	45,884,000	57,905,000

Deferred income tax liability, long term	1,701,000	1,901,000
Notes payable, net of current portion	—	56,000
Deferred rent	1,426,000	954,000
Commitments and contingencies	—	—

STOCKHOLDERS’ EQUITY
Common Stock:
$.01 Par Value, 100,000,000 shares authorized, 20,034,213 and 19,468,734 share issued at July 3, 2005 and September 30, 2004	200,000	195,000
Additional paid-in capital	157,190,000	149,043,000
Treasury stock at cost, 126,245 shares	(534,000)	(534,000)
Retained earnings	27,940,000	12,221,000

TOTAL STOCKHOLDERS’ EQUITY	$184,796,000	$160,925,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$233,807,000	$221,741,000

ARGON ST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)

	Third Quarter Ended		Nine Months Ended
	July 3, 2005	June 27, 2004	July 3, 2005	June 27, 2004
CONTRACT REVENUES	$75,611,000	$39,050,000	$188,073,000	$89,026,000

COST OF REVENUES	62,555,000	32,382,000	151,534,000	73,528,000

GENERAL AND ADMINISTRATIVE EXPENSES	3,474,000	1,271,000	11,305,000	4,749,000

INCOME FROM OPERATIONS	9,582,000	5,397,000	25,234,000	10,749,000
OTHER INCOME (EXPENSE)
Interest income	193,000	40,000	538,000	90,000
Interest expense	(1,000)	(6,000)	(10,000)	(10,000)

	192,000	34,000	528,000	80,000
INCOME BEFORE INCOME TAXES	9,774,000	5,431,000	25,762,000	10,829,000
PROVISION FOR INCOME TAXES	3,919,000	2,004,000	10,043,000	3,996,000

NET INCOME	$5,855,000	$3,427,000	$15,719,000	$6,833,000

PER SHARE AMOUNT
Basic earnings per share	$0.30	$0.28	$0.80	$0.56

Diluted earnings per share	$0.28	$0.26	$0.76	$0.51

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic average shares outstanding	19,830,000	12,226,000	19,665,000	12,236,000

Diluted average shares outstanding	20,694,000	13,305,000	20,563,000	13,308,000

On September 29, 2004, a wholly-owned subsidiary of Sensytech, Inc. (“Sensytech”) merged with and into Argon Engineering Associates, Inc. (“Argon Engineering”) in a merger whereby each outstanding share of Argon Engineering common stock was exchanged for two shares of Sensytech common stock. As a result of the merger, the former Argon Engineering stockholders acquired approximately 65.6% of the issued and outstanding shares of Sensytech common stock. In accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations”, the merger was accounted for as a reverse acquisition, whereby Argon Engineering was deemed to have acquired Sensytech for financial reporting purposes. Consistent with the reverse acquisition accounting treatment, the historical financial statements presented for periods prior to the acquisition date are the statements of Argon Engineering except for stockholders’ equity which has been retroactively restated for the equivalent number of shares of the legal acquirer.
The following unaudited condensed pro forma results of operations reflect the pro forma combination of Argon Engineering and Sensytech as if the combination had occurred at the beginning of the period presented, compared with the actual results of operations of Argon Engineering for the same period.

	Third Quarter Ended		Nine Months Ended
	June 27, 2004		June 27, 2004
	Historical	Pro forma	Historical	Pro forma
Revenue	$39,050,000	$56,330,000	$89,026,000	$132,990,000
Income from operations	5,397,000	7,554,000	10,749,000	15,295,000
Net income	3,427,000	4,765,000	6,833,000	9,633,000

Basic earnings per share	$0.28	$0.25	$0.56	0.51
Diluted earnings per share	$0.26	$0.24	$0.51	0.48

	Third Quarter Ended		Nine Months Ended
	June 27, 2004		June 27, 2004
	Historical	Pro forma	Historical	Pro forma
Basic wt average shares	12,226,000	18,841,000	12,236,000	18,785,000
Diluted wt average shares	13,305,000	20,110,000	13,308,000	20,030,000
     Pro forma revenues attributable to Sensytech were $17,280,000 and $43,964,000 for the third quarter and nine months ended June 27, 2004, respectively. Pro forma income from operations attributable to Sensytech was $2,436,000 and $5,541,000 for the third quarter and nine months ended June 27, 2004, respectively. Pro forma net income attributable to Sensytech was $1,510,000 and $3,414,000, for the third quarter and nine months ended June 27, 2004, respectively. Pro forma depreciation and amortization on the write up of tangible and intangible assets, in accordance with SFAS 141, was $279,000 and $995,000 for the third quarter and nine months ended June 27, 2004, respectively, and the after tax effect was $172,000 and $614,000, respectively.
     Argon ST designs, develops, and manufacturers systems and sensors for the Command and Control Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets including SIGINT (Signals Intelligence), ESM (Electronic Support Measures), EW (Electronic Warfare), imaging, and acoustic systems serving domestic and worldwide markets.
     Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. The Company wishes to caution readers that certain factors can cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances.

CONTACT:	Victor F. Sellier, Chief Financial Officer
vic.sellier@argonst.com
URL: www.argonst.com
703.995.4219